CHOICE HOTELS INTERNATIONAL REPORTS 2022 SECOND QUARTER RESULTS
Second quarter domestic RevPAR exceeded 2019 levels by 13%; awarded 122 new domestic franchise agreements in the quarter, a 10% increase from the same period of 2021

ROCKVILLE, Md., August 4, 2022 – Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, reported its results today for the three months ended June 30, 2022.

“Once again, Choice Hotels drove impressive quarterly results that outperformed the industry, while announcing the most significant acquisition in our company's history and recycling over $140 million of capital through July,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “The acquisition of Radisson Hotels Americas, which is expected to close this month, will mark the next chapter in Choice’s well-established asset-light strategy of investing in higher revenue segments and locations, and build on our strong track record of growing the brands of tomorrow. We are confident in our ability to accelerate the growth of Radisson Hotels Americas’ brands by leveraging Choice’s scale, network of owner relationships and strong digital platforms.”

Highlights of second quarter 2022 results include (note that RevPAR metrics are compared to 20191):

•Domestic revenue per available room (RevPAR) growth accelerated quarter-over-quarter, increasing by 13% for second quarter 2022, compared to the same period of 2019, and outperformed the total industry by 360 basis points.

•Domestic RevPAR growth has surpassed 2019 levels for 13 consecutive months through June 30, 2022, a trend that has continued in the third quarter of 2022 with July RevPAR increasing approximately 14%, compared to July of 2019. RevPAR for full-year 2022 is expected to increase between 11% and 13%, compared to full-year 2019.2

•The company awarded 122 domestic franchise agreements in second quarter 2022, a 10% increase compared to the same period of the prior year.

•The company's domestic effective royalty rate was 5.04% for the three months ended June 30, 2022 and 5.05% for the six months ended June 30, 2022, an increase of 3 basis points and 4 basis points over the comparable 2021 periods, respectively. For full-year 2022, the company’s domestic effective royalty rate is expected to increase by approximately 5 basis points, compared to full-year 2021.3

1 2019 comparison data is shown for comparable prior year periods for context in light of the pandemic’s impact on industry performance in 2021.
2 Does not include any potential impact from the pending Radisson Hotels Americas acquisition.
3 Does not include any potential impact from the pending Radisson Hotels Americas acquisition.

•Total revenues increased 32% to $368 million for second quarter 2022, compared to the same period of 2021. Total revenues excluding marketing and reservation system fees increased 25% to $178.6 million for second quarter 2022, compared to the same period of 2021.

•Net income increased 24% to $106.2 million for second quarter 2022, representing diluted earnings per share (EPS) of $1.89, a 24% increase over second quarter 2021.

•Second quarter adjusted net income, excluding certain items described in Exhibit 7, increased 17% to $79.9 million from second quarter 2021, representing adjusted diluted EPS of $1.43, a 17% increase from second quarter 2021.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for second quarter 2022 was $129.6 million, a 16% increase from the same period of 2021.

•The company signed an agreement to acquire Radisson Hospitality, Inc. (“Radisson Hotels Americas”) on June 12, 2022, for a purchase price of approximately $675 million. The transaction would add approximately 67,000 rooms to the company’s portfolio and is expected to close in August 2022.

•The company sold the Cambria Hotel Southlake DFW North, Texas property in June 2022 for $24 million and secured a long-term franchise agreement with the buyer. The sale of this hotel increases the recycling of prior investments in Cambria Hotels development projects for the six months ended June 30, 2022 to over $30 million.4

•During the first six months of 2022, the company returned $41.6 million to shareholders in the form of cash dividends and share repurchases.

RevPAR Performance Trends

•RevPAR growth for second quarter 2022 was driven by an increase in average daily rate (ADR) of 13.7%, compared to second quarter 2019.

•The company’s extended-stay portfolio has consistently exceeded 2019 RevPAR levels since April 2021 and achieved domestic RevPAR growth of 21.4% in second quarter 2022, compared to the same period of 2019. The WoodSpring Suites brand achieved RevPAR growth of 28.1% in second quarter 2022, compared to the same period of 2019, driven by occupancy levels of 82% and a 22% increase in ADR.

•The company’s overall midscale portfolio has consistently surpassed 2019 RevPAR levels since June 2021 and achieved domestic RevPAR growth of 10.1% in second quarter 2022 compared to the same period of 2019. In second quarter 2022, the Comfort brand continued to achieve RevPAR share gains versus its local competitors, and the brand’s domestic RevPAR growth continued to outperform the upper-midscale chain scale, compared to the same period of 2019.

4 Subsequently, the company sold the Cambria Hotel Nashville Downtown, Tennessee in July 2022 for $109.5 million.

•The company’s upscale portfolio achieved domestic RevPAR growth of 10.1% for second quarter 2022, compared to the same period of 2019, and outperformed the upscale chain scale by 880 basis points.

Additional details for the company’s second quarter 2022 results are as follows:

Revenues

•Second quarter 2022 domestic royalties totaled $116.7 million, a 14% increase from the same period of 2021.

•Procurement services revenues increased 80% to $21.8 million for second quarter 2022, compared to the same period of 2021.

Development

•The company awarded 215 domestic franchise agreements year-to-date through June 30, 2022, an 8% increase compared to the same period of 2021. Excluding the multi-unit transaction for 22 properties as part of the company's strategic alliance with Penn National Gaming in 2021, domestic franchise agreements increased 21% in first half of 2022, compared to the same period of 2021. Applications received for new domestic franchise agreements increased by 24% year-to-date through June 30, 2022, compared to the same period of 2021.

•The number of domestic franchise agreements awarded for conversion hotels increased by 10% in second quarter 2022, compared to the same period of 2021.

•The company’s extended-stay portfolio reached 489 domestic hotels as of June 30, 2022, a 6.3% increase since June 30, 2021, with the domestic pipeline reaching 362 hotels awaiting conversion, under construction or approved for development and an additional 46 hotels under master development agreements committing to future development. The number of domestic franchise agreements awarded for the WoodSpring Suites brand doubled in the first half of the year, compared to the same period of 2021.

•The number of domestic franchise agreements awarded for the company’s midscale segment increased 6% year-to-date through June 30, 2022, compared to the same period of 2021.

•For the first half of 2022, the Cambria Hotels brand tripled the number of domestic franchise agreements awarded, compared to the same period of 2021.

•The number of domestic hotels and rooms, as of June 30, 2022, decreased 1.4% and 2.9%, respectively, from June 30, 2021. Excluding the impact from the previously announced departure of 17 AMResorts®-branded properties and the exit of 41 underperforming assets from the portfolio in fourth quarter 2021, the company’s domestic upscale, midscale and extended-stay segments reported a 0.3% increase in units compared to June 30, 2021.

•The company's total domestic pipeline of hotels awaiting conversion, under construction or approved for development and including master development agreements committing owners to future franchise development, as of June 30, 2022, reached 910 hotels, representing nearly 84,000 rooms.5

Balance Sheet and Liquidity

The company further strengthened its liquidity position in second quarter 2022 and continues to benefit from its primarily franchise-only business model, which has historically provided a stable earnings stream, low capital expenditure requirements and significant free cash flow. As of June 30, 2022, the company’s total available liquidity consisting of cash and available borrowing capacity through the revolving credit facility increased 33% to $1.2 billion, compared to June 30, 2021.

Shareholder Returns

During the six months ended June 30, 2022, the company paid cash dividends totaling $26.5 million. Based on the current quarterly dividend rate of $0.2375 per common share outstanding, the company expects to pay dividends of $53 million during 2022, compared to total dividends of $25 million paid in 2021.

During the six months ended June 30, 2022, the company repurchased $15.1 million of common stock under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of June 30, 2022, the company had 3.3 million shares of common stock remaining under the current share repurchase authorization.

Conference Call

Choice Hotels International will conduct a conference call on, August 4, 2022, at 8:00 a.m. Eastern Time to discuss the company’s second quarter 2022 earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With nearly 7,000 hotels, representing nearly 600,000 rooms, in 35 countries and territories as of June 30, 2022, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as
5 The master development agreements included 46 hotels as of June 30, 2022. In July, the company entered into additional master development agreements committing to future development of 67 hotels.

"expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, the consummation of the acquisition of Radisson Hotels Americas, including the related incurrence of additional indebtedness; the company's ability to successfully integrate Radisson Hotels Americas' employees and operations; the ability to realize the anticipated benefits and synergies of the acquisition of Radisson Hotels Americas as rapidly or to the extent anticipated; the continuation or resurgence of the COVID-19 pandemic, including with respect to new strains or variants; the rate, pace and effectiveness of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted EBITDA margins, adjusted selling, general and administrative (SG&A) expenses, revenues excluding marketing and reservation system activities, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, SG&A, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, acquisition related transition and transaction costs, and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted SG&A, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization and Margin: Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA Margin reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by marketing and reservation system activities. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use these measures, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2022 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries								Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2022	2021	$	%	2022	2021	$	%

REVENUES

Royalty fees	$121,449	$106,242	$15,207	14%	$212,188	$172,289	$39,899	23%
Initial franchise and relicensing fees	6,222	7,328	(1,106)	(15)%	14,624	12,755	1,869	15%
Procurement services	21,803	12,092	9,711	80%	33,486	23,283	10,203	44%
Marketing and reservation system	189,382	135,988	53,394	39%	316,019	227,509	88,510	39%
Owned hotels	17,191	8,993	8,198	91%	29,228	13,347	15,881	119%
Other	11,927	7,701	4,226	55%	20,156	12,108	8,048	66%
Total revenues	367,974	278,344	89,630	32%	625,701	461,291	164,410	36%

OPERATING EXPENSES

Selling, general and administrative	43,888	34,470	9,418	27%	74,212	64,737	9,475	15%
Depreciation and amortization	5,479	6,232	(753)	(12)%	11,710	12,594	(884)	(7)%
Marketing and reservation system	153,846	113,285	40,561	36%	267,496	211,458	56,038	27%
Owned hotels	10,692	5,333	5,359	101%	18,846	9,480	9,366	99%
Total operating expenses	213,905	159,320	54,585	34%	372,264	298,269	73,995	25%

Gain on sale of business and assets, net	3,280	—	3,280	NM	3,309	—	3,309	NM

Operating income	157,349	119,024	38,325	32%	256,746	163,022	93,724	57%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,252	11,691	(439)	(4)%	22,722	23,468	(746)	(3)%
Interest income	(1,628)	(1,234)	(394)	32%	(2,908)	(2,515)	(393)	16%
Other loss (gain)	5,559	(2,108)	7,667	(364)%	7,275	(3,313)	10,588	(320)%
Equity in net loss (gain) of affiliates	40	(1,179)	1,219	(103)%	(204)	4,818	(5,022)	(104)%
Total other income and expenses, net	15,223	7,170	8,053	112%	26,885	22,458	4,427	20%

Income before income taxes	142,126	111,854	30,272	27%	229,861	140,564	89,297	64%
Income tax expense	35,958	25,972	9,986	38%	56,302	32,345	23,957	74%
Net income	$106,168	$85,882	$20,286	24%	$173,559	$108,219	$65,340	60%

Basic earnings per share	$1.90	$1.54	$0.36	23%	$3.11	$1.95	$1.16	59%

Diluted earnings per share	$1.89	$1.53	$0.36	24%	$3.08	$1.93	$1.15	60%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	June 30,	December 31,
	2022	2021

ASSETS

Cash and cash equivalents	$607,185	$511,605
Accounts receivable, net	203,890	153,147
Other current assets	172,534	96,909
Total current assets	983,609	761,661

Property and equipment, net	319,161	377,367
Intangible assets, net	319,922	312,389
Goodwill	159,196	159,196
Notes receivable, net of allowances	48,649	66,451
Investments in affiliates	27,789	27,967
Operating lease right-of-use assets	29,669	34,183
Investments, employee benefit plans, at fair value	29,821	33,946
Other assets	159,025	158,664

Total assets	$2,076,841	$1,931,824

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	$106,427	$81,169
Accrued expenses and other current liabilities	100,631	104,472
Deferred revenue	79,767	81,538
Current portion of long-term debt	216,571	216,351
Liability for guest loyalty program	78,955	86,765
Total current liabilities	582,351	570,295

Long-term debt	844,729	844,123
Deferred revenue	107,690	105,785
Liability for guest loyalty program	37,684	41,785
Operating lease liabilities	30,355	35,492
Deferred compensation & retirement plan obligations	34,468	38,690
Other liabilities	22,839	29,772

Total liabilities	1,660,116	1,665,942

Total shareholders' equity	416,725	265,882

Total liabilities and shareholders' equity	$2,076,841	$1,931,824

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months ended June 30,

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$173,559	$108,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,710	12,594
Depreciation and amortization – marketing and reservation system	14,608	12,076
Gain on sale and disposal of business and assets, net	(3,309)	—
Franchise agreement acquisition cost amortization	7,623	6,294
Stock compensation and other charges	17,770	16,295
Interest and investment loss (income)	7,459	(6,824)
Deferred income taxes	(5,493)	(3,465)
Equity in net loss of affiliates, less distributions received	745	7,398
Franchise agreement acquisition costs, net of reimbursements	(27,016)	(18,078)
Change in working capital and other	(38,307)	(32,102)
NET CASH PROVIDED BY OPERATING ACTIVITIES	159,349	102,407

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(49,866)	(23,393)
Investment in intangible assets	(1,824)	(2,976)
Asset acquisitions, net of cash paid	(856)	—
Contributions to investments in affiliates	(669)	(1,136)
Proceeds from sale of equity method investments	—	11,830
Purchases of investments, employee benefit plans	(3,294)	(931)
Proceeds from sales of investments, employee benefit plans	1,854	1,994
Issuance of notes receivable	(1,987)	(17,918)
Collections of notes receivable	63	63
Proceeds from sale of business and assets	32,893	—
Other items, net	(305)	(486)
NET CASH USED IN INVESTING ACTIVITIES	(23,991)	(32,953)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(15,140)	(5,362)
Dividends paid	(26,453)	—
Debt issuance costs	(24)	—
Proceeds from exercise of stock options	2,359	9,115
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(39,258)	3,753

Net change in cash and cash equivalents	96,100	73,207
Effect of foreign exchange rate changes on cash and cash equivalents	(520)	(11)
Cash and cash equivalents at beginning of period	511,605	234,779

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$607,185	$307,975

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2022			For the Six Months Ended June 30, 2021			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$105.96	60.6%	$64.26	$89.83	57.2%	$51.36	18.0%	340	bps	25.1%
Sleep	93.49	59.4%	55.52	80.68	56.0%	45.20	15.9%	340	bps	22.8%
Quality	88.23	52.5%	46.35	77.41	50.7%	39.21	14.0%	180	bps	18.2%
Clarion(2)	92.34	43.6%	40.23	79.03	39.7%	31.37	16.8%	390	bps	28.2%
Econo Lodge	69.59	48.8%	33.94	63.54	48.2%	30.61	9.5%	60	bps	10.9%
Rodeway	70.72	50.3%	35.54	63.53	49.6%	31.49	11.3%	70	bps	12.9%
WoodSpring Suites	57.38	79.4%	45.56	49.03	80.1%	39.26	17.0%	(70)	bps	16.0%
MainStay	85.53	61.3%	52.43	75.34	59.5%	44.83	13.5%	180	bps	17.0%
Suburban	62.43	69.7%	43.52	51.97	70.5%	36.62	20.1%	(80)	bps	18.8%
Cambria Hotels	156.70	61.8%	96.83	116.93	50.8%	59.40	34.0%	1,100	bps	63.0%
Ascend Hotel Collection	144.53	54.3%	78.50	123.91	50.1%	62.04	16.6%	420	bps	26.5%

Total	$90.32	57.3%	$51.73	$77.09	54.8%	$42.23	17.2%	250	bps	22.5%

	For the Three Months Ended June 30, 2022			For the Three Months Ended June 30, 2021			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$111.88	65.6%	$73.39	$96.67	65.3%	$63.11	15.7%	30	bps	16.3%
Sleep	98.92	63.9%	63.22	86.47	64.2%	55.54	14.4%	(30)	bps	13.8%
Quality	92.75	57.3%	53.17	82.72	59.0%	48.80	12.1%	(170)	bps	9.0%
Clarion(2)	97.66	48.8%	47.71	85.75	46.2%	39.62	13.9%	260	bps	20.4%
Econo Lodge	73.36	52.8%	38.73	67.47	54.9%	37.04	8.7%	(210)	bps	4.6%
Rodeway	73.46	53.5%	39.29	67.15	55.4%	37.18	9.4%	(190)	bps	5.7%
WoodSpring Suites	58.45	81.9%	47.84	50.49	85.8%	43.31	15.8%	(390)	bps	10.5%
MainStay	89.80	64.7%	58.11	79.01	67.6%	53.38	13.7%	(290)	bps	8.9%
Suburban	62.88	72.8%	45.77	54.03	75.3%	40.67	16.4%	(250)	bps	12.5%
Cambria Hotels	167.44	68.1%	114.03	127.76	58.6%	74.82	31.1%	950	bps	52.4%
Ascend Hotel Collection	155.20	59.4%	92.18	133.07	56.9%	75.68	16.6%	250	bps	21.8%

Total	$95.34	61.8%	$58.89	$82.72	62.3%	$51.54	15.3%	(50)	bps	14.3%

Effective Royalty Rate

	For the Three Months Ended			For the Six Months Ended
	June 30, 2022	June 30, 2021		June 30, 2022	June 30, 2021

System-wide(3)	5.04%	5.01%		5.05%	5.01%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2022			For the Six Months Ended June 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$105.96	60.6%	$64.26	$95.08	61.6%	$58.62	11.4%	(100)	bps	9.6%
Sleep	93.49	59.4%	55.52	85.49	61.3%	52.37	9.4%	(190)	bps	6.0%
Quality	88.23	52.5%	46.35	79.12	53.4%	42.28	11.5%	(90)	bps	9.6%
Clarion(2)	92.34	43.6%	40.23	83.13	49.1%	40.82	11.1%	(550)	bps	(1.4)%
Econo Lodge	69.59	48.8%	33.94	62.51	46.9%	29.34	11.3%	190	bps	15.7%
Rodeway	70.72	50.3%	35.54	63.16	48.4%	30.55	12.0%	190	bps	16.3%
WoodSpring Suites	57.38	79.4%	45.56	46.63	76.6%	35.73	23.1%	280	bps	27.5%
MainStay	85.53	61.3%	52.43	85.39	63.4%	54.10	0.2%	(210)	bps	(3.1)%
Suburban	62.43	69.7%	43.52	58.77	69.3%	40.74	6.2%	40	bps	6.8%
Cambria Hotels	156.70	61.8%	96.83	144.68	68.2%	98.66	8.3%	(640)	bps	(1.9)%
Ascend Hotel Collection	144.53	54.3%	78.50	121.41	60.0%	72.84	19.0%	(570)	bps	7.8%

Total	$90.32	57.3%	$51.73	$80.85	57.2%	$46.26	11.7%	10	bps	11.8%

	For the Three Months Ended June 30, 2022			For the Three Months Ended June 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$111.88	65.6%	$73.39	$98.60	67.3%	$66.34	13.5%	(170)	bps	10.6%
Sleep	98.92	63.9%	63.22	88.08	66.7%	58.75	12.3%	(280)	bps	7.6%
Quality	92.75	57.3%	53.17	81.69	58.7%	47.98	13.5%	(140)	bps	10.8%
Clarion(2)	97.66	48.8%	47.71	86.78	54.9%	47.67	12.5%	(610)	bps	0.1%
Econo Lodge	73.36	52.8%	38.73	64.93	51.6%	33.51	13.0%	120	bps	15.6%
Rodeway	73.46	53.5%	39.29	65.20	52.2%	34.02	12.7%	130	bps	15.5%
WoodSpring Suites	58.45	81.9%	47.84	47.79	78.2%	37.35	22.3%	370	bps	28.1%
MainStay	89.80	64.7%	58.11	87.83	67.9%	59.62	2.2%	(320)	bps	(2.5)%
Suburban	62.88	72.8%	45.77	59.15	71.0%	41.96	6.3%	180	bps	9.1%
Cambria Hotels	167.44	68.1%	114.03	152.89	74.8%	114.43	9.5%	(670)	bps	(0.3)%
Ascend Hotel Collection	155.20	59.4%	92.18	125.87	63.3%	79.70	23.3%	(390)	bps	15.7%

Total	$95.34	61.8%	$58.89	$83.88	62.1%	$52.11	13.7%	(30)	bps	13.0%

Effective Royalty Rate

	For the Three Months Ended			For the Six Months Ended
	June 30, 2022	June 30, 2019		June 30, 2022	June 30, 2019

System-wide(3)	5.04%	4.84%		5.05%	4.84%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2022		June 30, 2021		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,662	130,976	1,661	130,762	1	214	0.1%	0.2%
Sleep	418	29,419	411	29,027	7	392	1.7%	1.4%
Quality	1,630	121,149	1,681	126,603	(51)	(5,454)	(3.0)%	(4.3)%
Clarion(2)	188	21,100	180	21,702	8	(602)	4.4%	(2.8)%
Econo Lodge	718	43,161	747	45,096	(29)	(1,935)	(3.9)%	(4.3)%
Rodeway	505	28,783	532	30,683	(27)	(1,900)	(5.1)%	(6.2)%
WoodSpring Suites	312	37,586	298	35,876	14	1,710	4.7%	4.8%
MainStay	107	7,549	93	6,559	14	990	15.1%	15.1%
Suburban	70	6,246	69	6,349	1	(103)	1.4%	(1.6)%
Cambria Hotels	60	8,303	58	8,166	2	137	3.4%	1.7%
Ascend Hotel Collection	200	21,169	225	28,258	(25)	(7,089)	(11.1)%	(25.1)%

Domestic Franchises(3)	5,870	455,441	5,955	469,081	(85)	(13,640)	(1.4)%	(2.9)%

International Franchises	1,100	119,447	1,156	132,164	(56)	(12,717)	(4.8)%	(9.6)%

Total Franchises	6,970	574,888	7,111	601,245	(141)	(26,357)	(2.0)%	(4.4)%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

				Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES EXCLUDING MARKETING AND RESERVATION ACTIVITIES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021

Total Revenues	$367,974	$278,344	$625,701	$461,291
Adjustments:
Marketing and reservation system revenues	(189,382)	(135,988)	(316,019)	(227,509)
Revenues excluding marketing and reservation system activities	$178,592	$142,356	$309,682	$233,782

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021

Total Selling, General and Administrative Expenses	$43,888	$34,470	$74,212	$64,737
Mark to market adjustments on non-qualified retirement plan investments	4,835	(2,037)	6,560	(3,462)
Operational restructuring charges	—	(379)	—	(724)
Share-based compensation	(4,613)	(3,032)	(8,207)	(5,383)
Due diligence costs	(3,569)	—	(3,970)	—
Exceptional allowances attributable to COVID-19	—	(1,964)	—	(2,097)
Adjusted Selling, General and Administrative Expenses	$40,541	$27,058	$68,595	$53,071

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021

Net income	$106,168	$85,882	$173,559	$108,219
Income tax expense	35,958	25,972	56,302	32,345
Interest expense	11,252	11,691	22,722	23,468
Interest income	(1,628)	(1,234)	(2,908)	(2,515)
Other loss (gain)	5,559	(2,108)	7,275	(3,313)
Equity in operating net loss (gain) of affiliates, net of impairments	40	1,398	(204)	2,590
Loss on impairment of affiliate	—	—	—	4,805
Gain on sale of affiliate	—	(2,577)	—	(2,577)
Gain on sale of assets	(3,280)	—	(3,309)	—
Depreciation and amortization	5,479	6,232	11,710	12,594
Mark to market adjustments on non-qualified retirement plan investments	(4,835)	2,037	(6,560)	3,462
Operational restructuring charges	—	379	—	724
Share-based compensation	4,613	3,032	8,207	5,383
Due diligence costs	3,569	—	3,970	—
Exceptional allowances attributable to COVID-19	—	1,964	—	2,097
Marketing and reservation system reimbursable surplus	(35,536)	(22,703)	(48,523)	(16,051)
Franchise agreement acquisition costs amortization	2,196	1,847	4,358	3,573
Adjusted EBITDA	$129,555	$111,812	$226,599	$174,804

Revenues excluding marketing and reservation system activities	$178,592	$142,356	$309,682	$233,782

Adjusted EBITDA margins	72.5%	78.5%	73.2%	74.8%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021

Net income	$106,168	$85,882	$173,559	$108,219
Adjustments:
Loss on impairment of affiliate	—	—	—	3,694
Gain on sale of affiliate	—	(1,976)	—	(1,981)
Gain on sale of assets	(2,473)	—	(2,495)	—
Operational restructuring costs	—	283	—	542
Due diligence costs	2,691	—	2,993	—
Exceptional allowances attributable to COVID-19	—	1,506	—	1,613
Marketing and reservation system reimbursable surplus	(26,510)	(17,406)	(36,198)	(12,341)
Adjusted Net Income	$79,876	$68,289	$137,859	$99,746

Diluted Earnings Per Share	$1.89	$1.53	$3.08	$1.93
Adjustments:
Loss on impairment of affiliate	—	—	—	0.07
Gain on sale of affiliate	—	(0.04)	—	(0.04)
Gain on sale of assets	(0.04)	—	(0.04)	—
Operational restructuring costs	—	0.01	—	0.01
Due diligence costs	0.05	—	0.05	—
Exceptional allowances attributable to COVID-19	—	0.03	—	0.03
Marketing and reservation system reimbursable surplus	(0.47)	(0.31)	(0.64)	(0.22)
Adjusted Diluted Earnings Per Share (EPS)	$1.43	$1.22	$2.45	$1.78